Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

August 14, 2009

Securities & Exchange Commission
Washington D.C. 20549

Ladies and Gentlemen:

We were previously the independent registered public accounting firm of Simple Tech, Inc. and on July 21, 2009, we reported on the balance sheets of Simple Tech, Inc. as of June 30, 2009 and 2008, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. On August 11, 2009 we were dismissed as the independent registered public accounting firm of Simple Tech, Inc. We have read Simple Tech, Inc.’s statements included under Item 4.01 of its Form 8-K dated August 14, 2009, and we agree with such statements, except that we are not in a position to agree or disagree with Simple Tech, Inc.’s statements related to the engagement of Dohan + Company, P.A., CPA’s as the independent registered public accounting firm.

Sincerely,

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada

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